GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY	[8515 E Orchard Road Greenwood Village, CO 80111
Individual Flexible Premium Variable Annuity Application	1-877-723-8723]

OWNERSHIP TYPE [Qualified-IRA, Qualified-Roth IRA, Non-Qualified-Individual, Non-Qualified-Trust]

OWNER NAME: ADDRESS: EMAIL ADDRESS: PHONE (DAY): GENDER: SSN/TIN: BIRTH/TRUST DATE: TRUSTEE NAME:	JOINT OWNER NAME: ADDRESS: EMAIL ADDRESS: PHONE (DAY): GENDER: SSN/TIN: BIRTH/TRUST DATE: TRUSTEE NAME:

ANNUITANT

ANNUITANT NAME: ADDRESS: GENDER: EMAIL ADDRESS: PHONE (DAY): SSN: DOB:	JOINT ANNUITANT NAME: ADDRESS: GENDER: EMAIL ADDRESS: PHONE (DAY): SSN: DOB:

BENEFICIARY

Primary	Name:			Address:
	SSN:	Birth/Trust Date:	Phone:		Relationship:	Percentage:
Contingent	Name:			Address:
	SSN:	Birth/Trust Date:	Phone:		Relationship:	Percentage:
Primary	Name:			Address:
	SSN:	Birth/Trust Date:	Phone:		Relationship:	Percentage:
Primary	Name:			Address:
	SSN:	Birth/Trust Date:	Phone:		Relationship:	Percentage:

DEATH BENEFIT OPTIONS

[Death Benefit Option 1 – Return of Annuity Account Value (.65% M&E), Death Benefit Option 2 – Guaranteed Minimum Death Benefit (.85% M&E)]

SOURCE OF FUNDS

QUALIFIED	NON-QUALIFIED
☐Transfer ☐Rollover ☐Check for IRA for tax year(s):	☐1035 Exchange ☐Transfer $ from my brokerage account number ☐Check is attached

SUB-ACCOUNT ALLOCATIONS Fund Manage (If Needed)	Fund Name %

ICC14-J465app	Page 1 of 2

REPLACEMENT:

☐YES	☐NO Do you have any life insurance or annuity contracts in force?
☐YES	☐NO Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity contract(s)?

ELECTRONIC CONSENT

☐ YES ☐ NO       Subject to Great-West Life & Annuity Insurance Company’s (GWL&A) ability, I authorize that all statements, prospectuses and other documents be provided to me in an electronic format. The owner may revoke this authorization at any time by contacting the Retirement Resource Operations Center (RROC). By providing an email address, I am confirming that I have access to the Internet for purposes of accepting electronic delivery.

This consent will remain in effect until I revoke my authorization by contacting the RROC. I may request a paper copy of the information provided electronically at any time for no charge. I will provide the RROC a current e-mail address if my e-mail address changes.

SIGNATURES

I understand that I am applying for a Flexible Premium Variable Annuity, Contract Form ICC14-J465, issued by GWL&A. I declare that all statements made on this application are true to the best of my knowledge and belief.

I acknowledge receipt of the prospectus for the variable annuity contract. I understand that amounts allocated to a Sub-Account are variable and are not guaranteed as to dollar amount.

☐ The RROC is authorized to act on telephone instructions provided by me. In the absence of this authorization, available telephone instructions will not be allowed.

I hereby direct that my telephone instructions to the RROC and/or those I submit via any Internet site and/or e-mail address as identified in the prospectus, be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. The RROC will use reasonable procedures to confirm that instructions communicated by telephone or electronically are genuine. If such procedures are followed, GWL&A will not be liable for any losses due to unauthorized or fraudulent instructions. If a transfer from my brokerage account is indicated in this application, I authorize my broker to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct and that I am not subject to backup withholding. The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

FRAUD WARNING

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

X
	Contract Owner Signature:	Date:

Contract Owner Printed Name

X
	Joint Contract Owner Signature:	Date:

Joint Contract Owner Printed Name:

FOR AGENT USE ONLY

1. Does the applicant have existing life insurance policies or annuity contracts?	☐Yes☐No

2.     Do you have reason to believe the annuity applied for will replace any life insurance or annuity with us or with any other company?

If “Yes” to replacement, please certify by checking this box that sales material, if any, used in this transaction was company approved and a copy has been left with the applicant ☐

☐Yes ☐No
3. Do you believe the contract is suitable for the retirement and insurance needs of the applicant?	☐Yes ☐No
☐ Information not provided by the applicant

ICC14-J465app	Page 2 of 2

Agent Signature:	Date:

ICC14-J465app	Page 3 of 2